UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2017

STELLAR BIOTECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

British Columbia, Canada	000-54598	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

332 E. Scott Street

 Port Hueneme, California 93041

(Address of principal executive offices) (Zip Code)

(805) 488-2800

 (Registrant’s telephone number, including area code)

 Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, Stellar Biotechnologies, Inc. (the “Company”) entered into a license agreement with the University of Guelph, Ontario, Canada (“Guelph”), dated July 24, 2013 (the “License Agreement”). The License Agreement was filed as Exhibit 99.1 to the Company’s Report on Form 6-K, filed on August 30, 2013.

Under the License Agreement, the Company acquired from Guelph (a) the exclusive rights to develop, manufacture and sell active immunotherapies to treat Clostridium difficile (C. diff) infection that derived from Guelph’s patented technology (the “Guelph IP”) and (b) an exclusive, worldwide license to the Guelph IP, in return for an initial license fee of $25,000, aggregate delayed license fees of $200,000, annual license fees of $20,000 creditable against sales royalties, if any, and contingent milestone payments of up to $6,020,000 payable to Guelph upon achievement of various financing and development targets up to the first regulatory approvals.

On March 8, 2017, (i) the Company and Guelph entered into an agreement to terminate the License Agreement, with effect from March 6, (ii) the Company concurrently entered into a technology transfer and purchase agreement (the “Transfer Agreement”) with Matrivax Inc. (“Matrivax”), also with effect from March 6, and (iii) Guelph and Matrivax entered into a certain licensing transaction relating to the Guelph IP (collectively, the “Guelph Transfer Transactions”). Under the Transfer Agreement, the Company will transfer to Matrivax its proprietary rights and know-how of immunogens and vaccine technology for C. diff, in exchange for an upfront fee and a percentage of future fees, milestone payments, sublicensing income and royalties, if any, paid by Matrivax or its assigns to Guelph.

There are no early termination penalties payable by the Company to Guelph in connection with the termination of the License Agreement. As a result of the termination of the License Agreement, there are no further annual licensing fees, contingent milestone payments, royalties or other financial obligations payable by the Company to Guelph. Other than the License Agreement, the Company has no material relationship with Guelph.

Item 8.01	Other Events.

On March 13, 2017, the Company issued a press release announcing the Guelph Transfer Transactions. A copy of the press release is attached to this Current Report as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Stellar Biotechnologies, Inc. dated March 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stellar Biotechnologies, Inc.

Date: March 13, 2017	By:	/s/ Kathi Niffenegger
	Name: Title:	Kathi Niffenegger Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Stellar Biotechnologies, Inc. dated March 13, 2017.